                                                                   Exhibit 10.11

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                     INTRINSIX CORP., INTRINSIX MERGER CORP.

                                       AND

                             SEVA TECHNOLOGIES, INC.


                                  JUNE 11, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Exhibit A - Escrow Agreement
Exhibit B - Affiliate Agreement
Exhibit C - Investment Agreement
Exhibit D - Opinion of Wilson, Sonsini, Goodrich & Rosati
Exhibit E - Opinion of Hale and Dorr LLP
Exhibit F - Investment Questionnaire
Exhibit G - Purchaser Representative Questionnaire

                          AGREEMENT AND PLAN OF MERGER

      Agreement entered into as of June 11, 1999 by and among Intrinsix Corp. a Massachusetts corporation (the "Buyer"), Intrinsix Merger Corp., a Massachusetts corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and SEVA Technologies, Inc., a California corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

      This Agreement contemplates a tax-free merger of the Company into the Transitory Subsidiary. In such merger, the stockholders of the Company will receive capital stock of the Buyer in exchange for their capital stock of the Company.

      Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                   THE MERGER

      1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Company shall merge with and into the Transitory Subsidiary (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Company shall cease and the Transitory Subsidiary shall continue as the surviving corporation in the Merger (the "Surviving Corporation") with the corporate purposes as specified in its Articles of Organization, as the same may be amended from time to time. The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file the articles of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Massachusetts Business Corporation Law and the California Corporations Code (the "Articles of Merger") with the Secretary of States of The Commonwealth of Massachusetts and the State of California. The Merger shall have the effects set forth in Section 80 of Chapter 156B of the Massachusetts Business Corporation Law.

      1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston,

Massachusetts, commencing at 10:00 a.m. local time on June 30, 1999, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

      1.3 Actions at the Closing. At the Closing, (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company and the Transitory Subsidiary shall file with the Secretary of States of The Commonwealth of Massachusetts and the State of California the Articles of Merger, (d) each Company Stockholder (as defined in Section 1.5(a)) shall deliver to the Buyer the certificate(s) (the "Certificates") representing his or her shares of Company Common Stock (as defined in Section 2.2), (e) the Buyer shall deliver a certificate for the Initial Shares (as defined in Section 1.5(a)) in accordance with Section 1.5 and (f) the Buyer, Yatin Trivedi and Larry F. Saunders acting as duly appointed securityholder agents on behalf of the Company Stockholders (collectively, the "Securityholder Agents"), and State Street Bank and Trust Company (the "Escrow Agent") shall execute and deliver the Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined in Section 1.5(a)) being placed in escrow on the Closing Date pursuant to Section 1.10.

      1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

      1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of the shares of common stock, no par value per share, of the Company ("Company Common Stock"):

            (a) Subject to the provisions of Section 1.6 and Section 1.9, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined in Section 1.7) and shares of Company Common Stock held in the Company's treasury) shall be converted into and represent the right to receive

(subject to the provisions of Section 1.10) such number of shares of common stock, no par value per share, of the Buyer ("Buyer Common Stock") as is equal to the conversion ratio, which shall initially be equal to 0.2193 (the "Conversion Ratio"). Stockholders of record of the Company ("Company Stockholders") shall be entitled to receive immediately 90% of the shares of Buyer Common Stock into which their shares of Company Common Stock were converted pursuant to this Section 1.5(a) (the "Initial Shares"); the remaining 10% of the shares of Buyer Common Stock into which Company Common Stock were converted pursuant to this Section 1.5(a) (the "Escrow Shares") shall be deposited in escrow pursuant to Section 1.10 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares."

            (b) Each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Time and each share of Company Common Stock owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

            (c) Each share of common stock, no par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, no par value per share, of the Surviving Corporation.

      1.6 Adjustment of the Conversion Ratios.

In the event that, prior to the Effective Date, any stock split, combination, reclassification or stock dividend with respect to the Buyer Common Stock, any change or conversion of Buyer Common Stock into other securities or any other dividend or distribution with respect to the Buyer Common Stock should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to each Conversion Ratio, and thereafter all references to an Conversion Ratio shall be deemed to be such Conversion Ratio as so adjusted.

      1.7 Dissenting Shares.

            (a) For purposes of this Agreement, "Dissenting Shares" means shares of Company Common Stock held as of the Effective Time by a Company Stockholder who has not voted such shares of Company Common Stock in favor of the adoption of this Agreement and the Merger and with respect to which purchase shall have been duly demanded and perfected in accordance with Section 1301 of the California Corporations Code Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his right to demand purchase under the California Corporations Code or withdrawn, with the consent of the Company, his demand for purchase. If such Company Stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such shares of Company Common Stock pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event, the Buyer shall deliver to such Company Stockholder a certificate representing 90% of the Merger Shares to which such holder is entitled pursuant to Section 1.5(a) (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining 10% of the Merger Shares to which such holder is entitled pursuant to Section 1.5(a) (which shares shall be considered Escrow Shares for all purposes of this Agreement).

            (b) The Company shall give the Buyer (i) prompt notice of any written demands for purchase of any Company Shares under Section 1301 of the California Corporations Code, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for purchase under the California Corporations Code. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for purchase of shares of Company Common Stock or offer to settle or settle any such demands.

      1.8 Dividends. No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates in accordance with Section 1.12. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

      1.9 Fractional Shares. No certificates or script representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive such whole number of Initial Shares as is equal to the precise number of Initial Shares to which such person would be entitled, rounded up to the nearest whole number.

      1.10 Escrow.

            (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5(a), for the purpose of securing the indemnification obligations of the Company Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

            (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Securityholder Agents.

      1.11 Options.

            (a) As of the Effective Time, all options to purchase Company Common Stock issued by the Company pursuant to its stock option plans or otherwise ("Options"), whether vested or unvested, shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Company Common Stock subject to the unexercised portion of such Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded up to the nearest whole number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Conversion Ratio, rounded down to the nearest cent. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged.

            (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.11, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.11 and such notice).

            (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.11.

            (d) The Company shall obtain, prior to the Closing, the consent from each holder of an Option to the amendment of such Option pursuant to this
Section 1.11 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

      1.12 Exchange of Certificates.

            (a) Until surrendered, the Certificate(s) which represented shares of Company Common Stock at the Effective Time shall be deemed for all corporate purposes to evidence ownership of the shares of the Buyer Common Stock into which the shares of Company Common Stock evidenced by the Certificate(s) so surrendered shall have been converted in accordance with Section 1.5. From and after the Effective Time, the holders of shares of Company Common Stock shall cease to have any rights in respect of such shares of Company Common Stock (except as provided herein or by law) and their rights shall be solely in respect to the shares of the Buyer Common Stock into which the shares of Company Common Stock evidenced by the Certificate(s) so surrendered shall have been converted in accordance with Section 1.5.

            (b) If any shares of the Buyer Common Stock are to be issued or delivered in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance or delivery of such shares of Buyer Common Stock that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay the Buyer, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Buyer that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, no Party shall be liable to a holder of shares of Company Common Stock for any shares of the Buyer Common Stock issuable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the shares of the Buyer Common Stock issuable in exchange therefor pursuant to Section 1.5. The Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to the Buyer an indemnity agreement against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

      1.13 Articles of Organization. The Articles of Organization of the Surviving Corporation shall be the same as the Articles of Organization of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

      1.14 By-laws. The By-laws of the Surviving Corporation shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

      1.15 No Further Rights. From and after the Effective Time, no shares of Company Common Stock shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

      1.16 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the exchange agent, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5(a), subject to Section 1.10 and to applicable law in the case of Dissenting Shares.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

      The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II.

      2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Articles of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-laws.

      2.2 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which 2,280,000 shares are issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number of shares of Company Common Stock held by each stockholder, and (ii) all holders of Options and warrants, indicating the number of shares of Company Common Stock subject to each Option and warrant. All of the issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued upon exercise of Options and warrants will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, other than the Options and warrants listed in Section 2.2 of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act"), of any shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock were issued in compliance with applicable federal and state securities laws.

      2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding shares of Company Common Stock entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing: (a) the Board of Directors of the Company, at a meeting duly called and held or by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and the Company Stockholders, (ii) adopted this Agreement in accordance with the provisions of the California Corporations Code, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and recommended that Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger; (b) the Company provided to each holder of shares of Company Common Stock, prior to the vote by the Company Stockholders with respect to the Merger and this Agreement, copies of the Buyer Financial Statements (as defined in Section 3.5) and all information required under Section 1301 of the California Corporations Code concerning their rights to demand purchase; and (c) prior to the Effective Time, the holders of the shares of Company Common Stock shall have approved this Agreement and the Merger, in accordance with the provisions of the California Corporations Code, at a meeting duly called and held or by unanimous written consent. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid execution by the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      2.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the filing of the Articles of Merger as required by the Massachusetts Business Corporation Law and the California Corporations Code, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the charter or By-laws of the Company, (b) require on the part of the Company or any corporation with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary") any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity") , other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which any of their assets is subject, other than any conflict, breach, default, acceleration, termination, modification or cancellation which individually or in the aggregate would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and not material to the Company.

      2.5 Subsidiaries. The Company has no Subsidiaries.

      2.6 Financial Statements. The Company has provided to the Buyer and attached as Section 2.6 of the Disclosure Schedule the unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company (a) as of and for each of the fiscal years ended December 31, 1996, 1997 and 1998 and (b) for the four months ended as of April 30, 1999 (the "Most Recent Balance Sheet Date") (collectively, the "Financial Statements"). The Financial Statements for the fiscal year ended December 31, 1998 and for the four months ended as of the Most Recent Balance Sheet Date have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries; provided, however, that such Financial Statements do not include footnotes.

      2.7 Absence of Certain Changes. Except as otherwise contemplated by this Agreement, since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which has had, or could reasonably be foreseen to have in the future, a Company Material Adverse Effect (as defined below), and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (o) of Section 4.3. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or on the ability of the Parties to consummate the Merger and the transaction contemplated thereby.

      2.8 Undisclosed Liabilities. The Company does not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section 2.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

      2.9 Tax Matters.

            (a) The Company has filed all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet. The Company does not have any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

            (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 1996. The federal income Tax Returns of the Company have not been audited by the Internal Revenue Service. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

            (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company are subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

            (d) The Company is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code). The Company has not made an election under Treasury Reg. Section 1.1502-20(g). The Company is not and has not been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

      2.10 Assets. The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest.

      2.11 Intellectual Property.

            (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are used to conduct its business as currently conducted or planned to be conducted. Section
2.11 of the Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks which are used in the business of the Company, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all material written licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property rights, and (iii) all material written licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are used in the business of the Company or which form a part of any product or service of the Company (excluding software that is available through commercial distributors or in commercial retail stores and subject to "shrink-wrap" agreements). The Company is not a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 2.11 of the Disclosure Schedule under the terms of this
Section 2.11(a).

            (b) The Company is not and will not be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

            (c) The Company has not been named in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party. To the knowledge of the Company, the manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company does not infringe any Intellectual Property right of any third party; and to the knowledge of the Company, the Intellectual Property rights of the Company are not being infringed by activities, products or services of any third party.

      2.12 Real Property. The Company does not own any real property. Section
2.12 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule:

            (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

            (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

            (c) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

            (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

            (e) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

            (f) all facilities leased or subleased thereunder are supplied with utilities; and

            (g) to the knowledge of the Company, the owner of the facility leased or subleased has good and clear record and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for recorded easements, covenants, and other restrictions which do not impair the Intended Uses, occupancy or value of the property subject thereto.

      2.13 Contracts. Section 2.13 of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Company is a party:

            (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $5,000 per annum;

            (b) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $5,000, or (iii) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

            (c) any written arrangement establishing a partnership or joint venture;

            (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

            (e) any written non-competition arrangement or material confidentiality agreement;

            (f) any written arrangement involving any of the Company Stockholders or their affiliates, as defined in Rule 12b-2 under the Exchange Act ("Affiliates");

            (g) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company; and

            (h) any other written arrangement (or group of related written arrangements) either involving more than $5,000 or not entered into in the Ordinary Course of Business.

      The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.13 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) to the knowledge of the Company, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. Except as set forth on Section 2.13 of the Disclosure Schedule, the Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in
Section 2.13 of the Disclosure Schedule under the terms of this Section 2.13.

      2.14 Accounts Receivable. Except as set forth in Section 2.14 of the Disclosure Schedule, all accounts receivable of the Company reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

      2.15 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

      2.16 Insurance. Section 2.16 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

            (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

            (b) the policy number and the period of coverage;

            (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

            (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

(i) Each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iv) the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

      2.17 Litigation. Section 2.17 of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company is a party or, to the knowledge of the Company, is threatened to be made a party. None of the complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2.17 of the Disclosure Schedule could reasonably be expected to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company.

      2.18 Service Warranty. No service provided by the Company is subject to any guaranty, warranty, right of return or other indemnity other than (i) the applicable warranty terms which are set forth in Section 2.18 of the Disclosure Schedule and (ii) any general warranty of merchantability or fitness for a particular purpose implied as a matter of state law which continues to be applicable notwithstanding the disclaimer of such warranty made by the Company in writing. Section 2.18 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under any guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

      2.19 Employees. Section 2.19 of the Disclosure Schedule contains a list of all employees/officers of the Company, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company, a copy of which has previously been delivered to the Buyer. To the knowledge of the Company, no key employee or group of employees has any present plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

      2.20 Employee Benefits.

            (a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all

Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

            (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

            (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

            (d) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

            (e) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

            (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

            (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

            (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

            (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

            (j) Section 2.20(j) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

      2.21 Environmental Matters.

            (a) The Company has complied with all applicable Environmental Laws (as defined below) , except for violations of Environmental Laws that do not and will not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that will not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the

Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

            (b) To the knowledge of the Company, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. With respect to any such releases of Materials of Environmental Concern, the Company has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have a material impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

            (c) Set forth in Section 2.21(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or reasonable access to. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

            (d) Set forth in Section 2.21(d) of the Disclosure Schedule is a list of all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company since November 19, 1980, the effective date of the hazardous waste regulatory program under the Resource Conservation and Recovery Act. The Company is not aware of any material environmental liability of any such transporter or facility.

      2.22 Legal Compliance. The Company and the conduct and operations of its business are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or its business, except for any violation of or default under a law referred to in clause (b) above which reasonably may be expected not to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company.

      2.23 Permits. Section 2.23 of the Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted, except for those the absence of which would not have any material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company. Each such Permit is in full force and effect and, to the best of the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

      2.24 Certain Business Relationships With Affiliates. No Affiliate of the Company(a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to the Company. Section 2.24 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which are reflected in the statements of operations of the Company included in the Financial Statements.

      2.25 Brokers' Fees. Except as set forth on Schedule 2.25, the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      2.26 Books and Records. The minute books and other similar records of the Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

      2.27 Customers and Suppliers. Section 2.27 of the Disclosure Schedule sets forth a list of each customer that accounted for more than 25% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period.

      2.28 Pooling. To the best knowledge of the Company, neither the Company nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

      2.29 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all information relating to the business of the Company or the transactions contemplated by this Agreement, except for the absence of disclosure which would not result in a Company Material Adverse Effect.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

      Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

      3.1 Organization. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation. Each of the Buyer and the Transitory Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of the Buyer and the Transitory Subsidiary has furnished to the Company true and complete copies of its Articles of Incorporation and By-laws, each as amended and as in effect on the date hereof. Each of the Buyer and the Transitory Subsidiary is not in default under or in violation of any provision of its Articles of Incorporation or By-laws.

      3.2 Capitalization. The authorized capital stock of the Buyer consists of 12,000,000 shares of Buyer Common Stock, of which 6,098,110 shares are issued and outstanding and 1,738,725 shares are held in the treasury of the Buyer.
Section 3.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Buyer, indicating the number of shares of Buyer Common Stock held by each stockholder, and (ii) all holders of options and warrants, as of March 31, 1999, indicating the number of shares of Buyer Common Stock subject to each option and warrant. Since March 31, 1999 until the Closing Date, any options granted by the Buyer shall have been granted pursuant to the Buyer's Incentive Stock Option Plan. All of the issued and outstanding shares of Buyer Common Stock are, and all shares of Buyer Common Stock that may be issued upon exercise of options and warrants will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Buyer is a party or which are binding upon the Buyer providing for the issuance, disposition or acquisition of any of its capital stock, other than the options and warrants listed in Section 3.2 of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Buyer. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act of any shares of Buyer Common Stock. All of the issued and outstanding shares of Buyer Common Stock were issued in compliance with applicable federal and state securities laws.

      3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and (in the case of the Buyer) the Escrow Agreement by the Buyer and the Transitory Subsidiary and the performance of this Agreement and (in the case of the Buyer) the Escrow Agreement the consummation of the transactions contemplated hereby and thereby by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

      3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, and the filing of the Articles of Merger as required by the Massachusetts Business Corporation Law and the California Corporations Code, neither the execution and delivery of this Agreement or (in the case of the Buyer) the Escrow Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject , other than any conflict, breach, default, acceleration, termination, modification or cancellation which individually or in the aggregate would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

      3.5 Financial Statements. The Buyer has provided to the Company (a) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Buyer as of and for each of the last three fiscal years; and (b) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the four months ended as of April 30, 1999 (the "Buyer Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Buyer Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Buyer and the Transitory Subsidiary as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Buyer and the Transitory Subsidiary; provided, however, that the Buyer Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

      3.6 Absence of Certain Changes. Except as otherwise contemplated by this Agreement, since the Buyer Most Recent Balance Sheet Date, there has occurred no event or development which has had, or could reasonably be foreseen to have in the future, a Buyer Material Adverse Effect. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer or on the ability of the Parties to consummate the Merger and the transaction contemplated thereby.

      3.7 Tax Matters.

            (a) The Buyer has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects. The Buyer has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Buyer for tax periods through the Buyer Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes set forth on the Buyer Most Recent Balance Sheet. The Buyer does not have any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Buyer during a prior period) other than the Buyer. All Taxes that the Buyer is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (b) The Buyer has delivered to the Company correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Buyer for 1996 and 1997. The federal income Tax Returns of the Buyer have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through 1995. No examination or audit of any Tax Returns of the Buyer by any Governmental Entity is currently in progress or, to the knowledge of the Buyer, threatened or contemplated. The Buyer has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

            (c) The Buyer is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Buyer are subject to an election under Section 341(f) of the Code. The Buyer has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Buyer is not a party to any Tax allocation or sharing agreement.

            (d) The Buyer is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code). The Buyer has not made an election under Treasury Reg. Section 1.1502-20(g). The Buyer is not and has not been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

      3.8 Intellectual Property.

            (a) The Buyer owns, or is licensed or otherwise possesses legally enforceable rights to use the Intellectual Property that are used to conduct its business as currently conducted or planned to be conducted. Section 3.8 of the Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks which are used in the business of the Buyer, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all material written licenses, sublicenses and other agreements to which the Buyer is a party and pursuant to which any person is authorized to use any Intellectual Property rights, and (iii) all material written licenses, sublicenses and other agreements as to which the Buyer is a party and pursuant to which the Buyer is authorized to use any Third Party Intellectual Property Rights which are used in the business of the Buyer or which form a part of any product or service of the Buyer (excluding software that is available through commercial distributors or in commercial retail stores and subject to "shrink-wrap" agreements). The Buyer is not a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 3.8 of the Disclosure Schedule under the terms of this Section 3.8(a).

            (b) The Buyer is not and will not be as a result of the execution and delivery of this Agreement or the performance of the Buyer's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

            (c) The Buyer has not been named in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party. To the knowledge of the Buyer, the manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Buyer does not infringe any Intellectual Property right of any third party; and to the knowledge of the Buyer, the Intellectual Property rights of the Buyer are not being infringed by activities, products or services of any third party.

      3.9 Litigation. Section 3.9 of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Buyer is a party or, to the knowledge of the Buyer, is threatened to be made a party. None of the complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 3.9 of the Disclosure Schedule could reasonably be expected to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer.

      3.10 Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      3.11 Deferred Compensation. The Buyer does not have any employee deferred compensation arrangements other than the Buyer's 401(k) Plan.

      3.12 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                                    COVENANTS

      4.1 Reasonable Best Efforts; Notice and Consents.

            (a) Each of the Parties shall each use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), (i) to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, including without limitation using its Reasonable Best Efforts to ensure that
(A) its representations and warranties remain true and correct in all material respects through the Closing Date and (B) the conditions to the obligations of the other Parties to consummate the Merger are satisfied, (ii) to obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Parties or any of their Affiliates in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including without limitation those listed in Section 2.4 or Section 2.23 of the Disclosure Schedule and (iii) as promptly as practicable, to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under any applicable federal or state securities laws and any other applicable law. The Parties shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing Parties and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Each of the Parties shall use its Reasonable Best Efforts to furnish to the other Parties all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

            (b) Each of the Parties shall give (and shall cause their respective Affiliates to give) any notices to third parties, and use (and cause their respective Affiliates to use) their Reasonable Best Efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Disclosure Schedule or (iii) required to prevent a

Company Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

            (c) No Company Stockholder shall take any action to rescind or modify the written consent of stockholders of the Company approving the Merger.

      4.2 Written Consent.

            (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval pursuant to a written consent of the Company Stockholders, holding over 98% of the outstanding shares of Company Common Stock, in accordance with the applicable requirements of the California Corporations Code.

            (b) The Company shall comply with all applicable provisions of and rules under all applicable provisions of the Securities Act, state securities laws and California Corporations Code in the preparation and solicitation of the written consent of the Company Stockholders.

            (c) Yatin Trivedi and Larry F. Saunders each agree to (i) vote all shares of Company Common Stock that are beneficially owned by him, or for which he has voting authority, in favor of the adoption of this Agreement and the approval of the Merger and (ii) otherwise use his best efforts to obtain the Requisite Stockholder Approval.

      4.3 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, use reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, neither the Company nor any Subsidiary shall, without the written consent of the
Buyer:

            (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities, Options or warrants outstanding on the date hereof), or amend any of the terms of any such convertible securities, Options or warrants;

            (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

            (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases) other than purchases on credit in the ordinary course of business; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

            (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.20(j) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

            (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

            (f) amend its charter or By-laws;

            (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

            (h) except as otherwise contemplated by this Agreement, discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

            (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

            (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

            (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

            (l) make or commit to make any capital expenditure in excess of $5,000 per item;

            (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

            (n) take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or

            (o) agree in writing or otherwise to take any of the foregoing actions.

      4.4 Full Access. The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary. Each of the Buyer and the Transitory Subsidiary (a) shall treat and hold as confidential any Confidential Information (as defined below), (b) shall not use any of the Confidential Information except in connection with this Agreement, and (c) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information of the Company or any Subsidiary that is furnished in writing to the Buyer or the Transitory Subsidiary by the Company or any Subsidiary in connection with this Agreement and is labelled confidential or proprietary; provided, however, that it shall not include any information (i) which, at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the Buyer or the Transitory Subsidiary, or (iii) which the Buyer or the Transitory Subsidiary knew or to which the Buyer or the Transitory Subsidiary had access prior to disclosure.

      4.5 Notice of Breaches. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

      4.6 Exclusivity. Until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.1, the Company shall not, and the Company shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of shares of Company Common Stock, proxy solicitation or other business combination involving the Company, any Subsidiary or any division of the Company or any Subsidiary, (b) provide any non-public information concerning the business, properties or assets of the Company or any Subsidiary to any person or entity (other than the Buyer), or dispose of any of the assets of the Company other than in the Ordinary Course of Business. The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.6.

      4.7 Agreements from Certain Affiliates of the Company. Concurrently with the execution of this Agreement, the Company shall deliver to the Buyer a list of all persons or entities who are at such time Affiliates of the Company (the "Company Affiliates"). In order to help ensure that the Merger will be accounted for as a "pooling of interests," that the issuance of Merger Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company shall cause each Company Affiliate to execute and deliver to the Buyer, prior to obtaining the written consent of the Company Stockholders pursuant to Section 4.2(a), a written agreement substantially in the form attached hereto as Exhibit B (the "Affiliate Agreement"). If any Company Affiliate fails to execute and deliver an Affiliate Agreement, the Buyer shall be entitled to place appropriate legends on the certificates evidencing the Merger Shares to be issued to such person or entity and any other shares of Buyer Common Stock issued to such person or entity upon exercise of an Option or warrant, and to issue appropriate stock transfer instructions to the transfer agent for the Buyer Common Stock, to the effect that (a) such shares may only be sold, transferred or otherwise disposed of, and the holder thereof may only reduce his or its interest in or risk relating to such shares, after financial results covering at least 30 days of combined operations of the Company and the Buyer after the Effective Time shall have been publicly released, and (b) such shares may be sold publicly only in compliance with Rule 145 under the Securities Act.

      4.8 Tax-Free Reorganization. The Buyer and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The Parties hereby adopt this Agreement as a plan of reorganization.

      4.9 Pooling Accounting. From and after the date hereof and until the Effective Time, neither the Company nor the Buyer, nor any of their respective Subsidiaries, shall knowingly take any action, or knowingly fail to take any action, the result of which is reasonably likely to jeopardize the treatment of the Merger as a pooling-of-interests for accounting purposes.

      4.10 Non-Competition.

            (a) While employed by the Buyer, each of Yatin Trivedi and Larry F. Saunders (each, a "Principal") and any of their respective Affiliates shall not:

                  (i) be employed by, provide consulting or other services to, or otherwise be involved with, whether as an investor or otherwise (other than as an investor holding less than 1% of the total outstanding stock of a publicly held company), any competitor of the Company or the Buyer;

                  (ii) recruit, solicit or induce, or attempt to induce, any employee, employees, consultant, consultants, subcontractor or subcontractors of the Company or the Buyer to terminate their employment or consulting with, or otherwise cease their relationship with, the Company or the Buyer; or

                  (iii) solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or the Buyer.

            (b) Termination for Cause or Resignation.

                  (i) If, during the period of two years after the Effective Date (the "Non-Compete Period"), a Principal's employment with the Buyer following the Closing is terminated by the Buyer for Cause (as defined below) or by the Principal ("Resignation"), then neither such Principal nor any of his respective Affiliates shall engage in any of the actions specified in (1)
Section 4.10(a)(i) for the longer of the remaining Non-Compete Period or a period of 180 days from the date of such termination of employment (the "Employment Termination Date") and (2) Section 4.10(a)(ii) and Section 4.10(a)(iii) for the longer of the remaining Non-Compete Period or a period of one year from the Employment Termination Date. For the purposes of this Section 4.10, termination for "Cause" shall be deemed to exist upon (x) a good faith finding by the Buyer of failure of the Principal to perform his assigned duties for the Buyer, dishonesty, gross negligence or misconduct, or (y) conviction of the Principal of, or the entry of a pleading of guilty or nolo contendere by the Principal to, any crime involving moral turpitude or any felony.

                  (ii) If, after the Non-Compete Period, a Principal's employment with the Buyer following the Closing is terminated by the Buyer for Cause or by Resignation, then neither the Principals nor any of their respective Affiliates shall engage in any of the actions specified in (1) Section 4.10(a)(i) for a period of 180 days from the Employment Termination Date and (2)
Section 4.10(a)(ii) and Section 4.10(a)(iii) for a period of one year from the Employment Termination Date.

            (c) Termination Without Cause or Constructive Termination.

                  (i) If, during the Non-Compete Period, a Principal's employment with the Buyer following the Closing is terminated by the Buyer without Cause or as a result of such Principal's Constructive Termination (as defined below), then neither the Principals nor any of their respective Affiliates shall engage in any of the actions specified in Section 4.10(a)(ii) and Section 4.10(a)(iii) for the longer of the remaining Non-Compete Period or a period of one year from the Employment Termination Date. For purposes of this
Section 4.10, "Constructive Termination" shall mean a reduction in a Principal's assigned duties or base salary which is not consented to by such Principal, and which reduction continues for a period of 60 days after delivery of written notice by such Principal to the President of the Buyer, which notice describes in reasonable detail, to the best of such Principal's belief, that his assigned duties have been reduced.

                  (ii) If, after the Non-Compete Period, a Principal's employment with the Buyer following the Closing is terminated by the Buyer without Cause or as a result of such Principal's Constructive Termination, then neither the Principals nor any of their respective Affiliates shall engage in any of the actions specified in Section 4.10(a)(ii) and Section 4.10(a)(iii) for a period of one year from the Employment Termination Date.

            (d) The Parties agree that the duration and geographic scope of the non-competition provision set forth in this Section 4.10 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties and Principals agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties and Principals intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. Each of the Principals agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

            (e) Each of the Principals acknowledges that this Section 4.10 does not constitute a contract of employment, does not imply that the Buyer will continue such Principal's employment for any period of time and does not change the at-will nature of such Principal's employment.

      4.11 Securities Laws Matters.

            (a) The Company agrees to cooperate with the Buyer in qualifying the issuance of the Merger Shares to the Company Stockholders under Section 4(2) of the Securities Act and/or Regulation D under the Securities Act, and in complying with all state securities laws in respect thereto. Neither Company nor any of its Affiliates is or shall be authorized to act on the Buyer's behalf with respect to any aspect of the transactions contemplated by this Agreement or make any solicitations of or representations to any of the Company Stockholders on the Buyer's behalf. Neither this Agreement nor any other act by the Buyer shall be deemed an offer with respect to Merger Shares.

            (b) The Company understands and agrees that:

                  (i) each certificate representing Merger Shares issued to Company Stockholders will bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

                  (ii) each Company Stockholder receiving Merger Shares will be required to sign an investment agreement in the form attached hereto as Exhibit C (the "Investment Agreement").

      4.12 Observation Rights. While employed by the Buyer or until the Buyer's securities are publicly traded, each of Yatin Trivedi and Larry F. Saunders shall be permitted to attend meetings of the Board of Directors of the Buyer and receive copies of materials distributed to the Board of Directors; provided that they may be excluded from any meetings or portions thereof when the Board of Directors elects to meet in executive session.

      4.13 Post-Signing Adjustment. In the event that the representation made by Buyer under Section 3.2 hereof regarding the number of shares of outstanding Buyer capital stock (the "Represented Shares") was incorrect when made because the actual number of outstanding shares of Buyer capital stock (the "Actual Shares") on the Closing Date is greater than the Represented Shares, Buyer hereby agrees to issue to the Company Stockholders as additional consideration a number of shares of Buyer Common Stock equal to the difference between (i) the Actual Shares multiplied by the Conversion Ratio, and (ii) the Represented Shares multiplied by the Conversion Ratio.

                                    ARTICLE V

                      CONDITIONS TO CONSUMMATION OF MERGER

      5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

            (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval; and

            (b) no action, suit or proceeding shall be pending or threatened by any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would be reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the assets and operations of the Surviving Corporation and the Subsidiaries following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect.

      5.2 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

            (a) the number of Dissenting Shares shall not exceed 5% of the number of outstanding shares of Company Common Stock as of the Effective Time;

            (b) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.1, except for any which if not obtained or effected would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or any Subsidiary or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

            (c) the representations and warranties of the Company set forth in
Article II shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

            (d) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

            (e) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in Section 5.1 and clauses (a) through (d) of this Section 5.2 is satisfied in all respects;

            (f) the Buyer and the Transitory Subsidiary shall have received from Wilson Sonsini Goodrich & Rosati, counsel to the Company, an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Buyer and the Transitory Subsidiary and dated as of the Closing Date;

            (g) except for any Company Stockholder who holds only Dissenting Shares, (i) each Company Stockholder shall have executed and delivered an Investment Agreement, and (ii) each Company Stockholder shall have executed and delivered an investment questionnaire in the form attached hereto as Exhibit F (an "Investment Questionnaire") or each Company Stockholder shall have had executed and delivered on his or her behalf, a Purchaser Representative Questionnaire in the form attached hereto as Exhibit G (a "Purchaser Representative Questionnaire");

            (h) the offer, sale and issuance of the Merger Shares pursuant hereto shall be exempt from registration under the Securities Act pursuant to
Section 4(2) of the Securities Act and/or Regulation D under the Securities Act and applicable state securities laws;

            (i) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director and officer of the Company and the Subsidiaries specified by the Buyer in writing at least five business days prior to the Closing;

            (j) the Company shall have obtained (and shall have provided copies thereof to the Buyer) from each of its employees, who is employed by the Company immediately prior to the Effective Time, a consent to assign to the Buyer the Proprietary Information Agreement executed by such employee and the Company;

            (k) the Company shall have obtained (and shall have provided copies thereof to the Buyer) a release from Michael Carroll of all claims against Buyer, Transitory Subsidiary and other respective affiliates;

            (l) the Buyer shall have received duly executed Affiliate Agreements from each of the Affiliates of the Company pursuant to Section 4.7;

            (m) the Escrow Agent and Securityholder Agents shall have executed and delivered the Escrow Agreement substantially in the form attached as Exhibit A subject to modifications requested by the Escrow Agent and reasonably acceptable to the Buyer and the Company;

            (n) the California Franchise Tax Board shall have issued the Tax Clearance Certificate for the Company; and

            (o) all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

      5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

            (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

            (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

            (c) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in
(a) and (b) of this Section 5.3 is satisfied in all respects;

            (d) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations referred to in Section 4.1, except for any waivers, permits, consents, approvals or authorizations in whose absence the Merger could be consummated without materially adversely affecting the Company or the Company Stockholders;

            (e) the Company shall have received from Hale and Dorr LLP, counsel to the Buyer and the Transitory Subsidiary, an opinion with respect to the matters set forth in Exhibit E attached hereto, addressed to the Company and dated as of the Closing Date;

            (f) the Company, Escrow Agent, and Securityholder Agents shall have executed and delivered the Escrow Agreement substantially in the form attached as Exhibit A subject to modifications requested by the Escrow Agent and reasonably acceptable to the Buyer and the Company; and

            (g) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

                                   ARTICLE VI

                                 INDEMNIFICATION

      6.1 Indemnification. The Company and the Company Stockholders shall jointly and severally indemnify the Surviving Corporation and the Buyer (the "Indemnified Persons") in respect of, and hold the Indemnified Persons harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Persons or any Affiliate thereof ("Damages"):

            (a) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or in the Certificate delivered pursuant to Section 5.2(e);

            (b) resulting from any failure of any Company Stockholders to have good, valid and marketable title to the issued and outstanding shares of Company Common Stock held by such Company Stockholders, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever; or

            (c) resulting from any claim by a stockholder or former stockholder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or rights to demand purchase under the applicable provisions of the California Corporations Code), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the charter or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

      6.2 Method of Asserting Claims.

            (a) All claims for indemnification by an Indemnified Person pursuant to this Article VI shall be made in accordance with the provisions of the Escrow Agreement.

            (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VI, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Securityholder Agents,
(ii) such Indemnified Person may make a claim for indemnification pursuant to this Article VI in accordance with the provisions of the Escrow Agreement, and
(iii) such Indemnified Person shall be reimbursed, in accordance with the provisions of the Escrow Agreement, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Securityholder Agents to dispute the Indemnified Person's entitlement to indemnification under the terms of this Article VI).

            (c) The Indemnified Person shall give prompt written notification to the Securityholder Agents of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this
Article VI may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Securityholder Agents shall relieve the Company and the Company Stockholders of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Securityholder Agents may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Securityholder Agents acknowledge in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Article VI. If the Securityholder Agents do not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Securityholder Agents assume control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Securityholder Agents, which shall not be unreasonably withheld. The Securityholder Agents shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.

      6.3 Survival. The representations and warranties of the Company set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until one year after the Closing Date and shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents; provided, however, that those representations and warranties of the Company and the Buyer that relate to contingencies that are subject to resolution through the audit process shall only survive the execution and delivery hereof and the Closing until the earlier of (i) the public issuance of the first independent audit report on the Buyer following the Closing which covers a period of time subsequent to the Closing and (ii) the first anniversary of the Closing Date. Notwithstanding the foregoing, the representations and warranties contained in Section 2.21 relating to environmental matters and the representations and warranties contained in Section 2.9 relating to tax matters shall survive the Closing and the consummation of the transactions contemplated thereby and continue until the expiration of the applicable statute of limitations relating to such representations. If a notice is given in accordance with the Escrow Agreement before expiration of such periods, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim. The representations and warranties of the Buyer contained in Section 3.2 shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until the date of the consummation of the Buyer's initial public offering or the sale of substantially all of the Buyer's assets or the transfer of a majority of the Buyer's voting stock or a merger, whichever occurs first.

      6.4 Limitations. The Escrow Agreement is intended to secure the indemnification obligations of the Company Stockholders under this Agreement, and shall be the sole and exclusive remedy of the Buyer subject to the provisions of this Section 6.4. The aggregate liability of the Company and the Company Stockholders to the Buyer for any reason (including, without limitation, for any misrepresentation or breach of any representation, warranty or covenant contained in this Agreement) shall not exceed the amount of the Escrow Shares; provided, however, that the foregoing limitation shall not apply to liability for fraud.

                                   ARTICLE VII

                                   TERMINATION

      7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent;

            (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 15 days of delivery of written notice thereof;

            (c) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

            (d) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before the 120th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5.1 or Section 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

            (e) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before the 120th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5.1 or Section
5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

      7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement); provided, however, that the confidentiality provisions contained in Section 4.4 shall survive any such termination.

                                  ARTICLE VIII

                                   DEFINITIONS

For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

      Defined Term                                          Section
      ------------                                          -------

Actual Shares                                               4.13
Affiliates                                                  2.13(f)
Affiliate Agreement                                         4.7
Articles of Merger                                          1.1
Buyer                                                       Introduction
Buyer Common Stock                                          1.5(a)
Buyer Financial Statements                                  3.5
Buyer Material Adverse Effect                               3.6

Buyer Most Recent Balance Sheet Date                        3.5
Cause                                                       4.10(b)(i)
CERCLA                                                      2.21(a)
Certificates                                                1.3
Closing                                                     1.2
Closing Date                                                1.2
Code                                                        1.11(a)
Company                                                     Introduction
Company Affiliates                                          4.7
Company Common Stock                                        2.2
Company Material Adverse Effect                             2.7
Company Stockholders                                        1.5(a)
Confidential Information                                    4.4
Constructive Termination                                    4.10(c)(i)
Conversion Ratio                                            1.5(a)
Damages                                                     6.1, 6.2(c)
Disclosure Schedule                                         Article II
Dissenting Shares                                           1.7(a)
Effective Time                                              1.1
Employee Benefit Plan                                       2.20(a)
Employment Termination Date                                 4.10(b)(i)
Environmental Law                                           2.21(a)
ERISA                                                       2.20(a)
ERISA Affiliate                                             2.20(a)
Escrow Agreement                                            1.3
Escrow Agent                                                1.3
Escrow Shares                                               1.5(a)
Exchange Act                                                2.4
Financial Statements                                        2.6
GAAP                                                        2.6
Governmental Entity                                         2.4
Indemnified Persons                                         6.1
Initial Shares                                              1.5(a)
Intellectual Property                                       2.11(a)
Investment Agreement                                        4.11(b)(ii)
Investment Questionnaire                                    5.2(g)

Materials of Environmental Concern                          2.21(b)
Merger                                                      1.1
Merger Shares                                               1.5(a)
Most Recent Balance Sheet                                   2.8
Most Recent Balance Sheet Date                              2.6
Non-Compete Period                                          4.10(b)(i)
Options                                                     1.11(a)
Ordinary Course of Business                                 2.4
Parties                                                     Introduction
Permits                                                     2.23
Principal                                                   4.10(a)
Purchaser Representative Questionnaire                      5.2(g)
Reasonable Best Efforts                                     4.1(a)
Represented Shares                                          4.13
Requisite Stockholder Approval                              2.3
Resignation                                                 4.10(b)(i)
Securities Act                                              2.2
Security Interest                                           2.4
Securityholder Agents                                       1.3
Subsidiary                                                  2.4
Surviving Corporation                                       1.1
Taxes                                                       2.9(a)
Tax Returns                                                 2.9(a)
Third Party Intellectual Property Rights                    2.11(a)
Transitory Subsidiary                                       Introduction

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 Press Releases and Announcements. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

      9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in
Article I concerning issuance of the Merger Shares are intended for the benefit of the Company Stockholders and (b) the provisions in Article VI concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

      9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

      9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

      9.5 Counterparts; Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

      9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

      If to the Company:                        Copy to:
      ------------------                        --------

      SEVA Technologies, Inc.                   Wilson Sonsini Goodrich & Rosati

      200 Brown Rd., Suite 103                  650 Page Mill Road
      Fremont, CA  94539                        Palo Alto, CA  94304
      Attention: Yatin Trivedi,                 Attention: Nevan C. Elam, Esq.
                 President

      If to the Buyer:                          Copy to:

      Intrinsix Corp.                           Hale and Dorr LLP
      33 Lyman Street                           60 State Street
      Westboro, MA  01581                       Boston, MA  02109
      Attention: James A. Gobes,                Attention: Peter B. Tarr, Esq.
                 President

      If to the Transitory Subsidiary:          Copy to:

      Intrinsix Merger Corp.                    Hale and Dorr LLP
      33 Lyman Street                           60 State Street
      Westboro, MA  01581                       Boston, MA  02109
      Attention: James A. Gobes,                Attention: Peter B. Tarr, Esq.
                 President

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of The Commonwealth of Massachusetts.

      9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the Massachusetts Business Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      9.11 Expenses. Except as set forth in the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      9.12 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

      9.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      9.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


             [The remainder of this page has been intentionally left blank.]

      IN WITNESS WHEREOF, each of the Parties hereto have caused this Agreement to be executed and its corporate seal to be affixed thereto as of the date first above written by its respective duly authorized officers.


                                          BUYER

[SEAL]                                    INTRINSIX CORP.


                                          By: /s/ James A. Gobes
                                              ----------------------------------
                                                  James A. Gobes, President


                                          By: /s/ Brian Meeks
                                              ----------------------------------
                                                  Brian C. Meeks, Treasurer


                                          TRANSITORY SUBSIDIARY

[SEAL]                                    INTRINSIX MERGER CORP.


                                          By: /s/ James A. Gobes
                                              ----------------------------------
                                                  James A. Gobes, President


                                          By: Brian Meeks
                                              ----------------------------------
                                              Brian C. Meeks, Treasurer

                                          COMPANY

[SEAL]                                    SEVA TECHNOLOGIES, INC.


                                          By: /s/ Yatin Trivedi
                                              ----------------------------------
                                                  Yatin Trivedi, President


                                          By: /s/ Larry Saunders
                                              ----------------------------------
                                                  Larry F. Saunders, Treasurer

      The following stockholders of the Company hereby execute this Agreement for the limited purpose of agreeing to and becoming bound by the provisions of
Section 4.2(c), Section 4.10 and Article VI.


                                          /s/ Yatin Trivedi
                                          --------------------------------------
                                          Yatin Trivedi


                                          /s/ Larry Saunders
                                          --------------------------------------
                                          Larry F. Saunders